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                                                                    EXHIBIT 99.2

                          NOTE RESTRUCTURING AGREEMENT

      This Note Restructuring Agreement (this "Agreement") is made as of the February 17, 2005, by and among James Clapp ("Payee") and Entrade Inc., a Pennsylvania corporation ("Payor").

                                 R E C I T A L S

      A. Payee is the holder of those certain promissory notes made by Payor and more fully set forth on Exhibit A hereto (the "Original Notes"), as well as the beneficiary of certain related agreements more fully set forth on Exhibit B (the "Related Documents").

      B. Payor has defaulted in the payment of the principal and interest due and payable under the Notes, as the result of which the entire principal amount of the original Notes, together with all interest accrued and unpaid thereon, is now due and payable.

      C. Subject to the terms and conditions set forth herein, Payor and Payee have agreed to substitute a new promissory note of Payor for the Original Notes and Payee has agreed to waive the current defaults in payment by Payor.

      NOW THEREFORE, in consideration of the foregoing, the covenants and agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Waiver of Defaults. Payee hereby waives any and all current defaults by Payor in connection with the Original Note (the "Waiver"). The parties acknowledge and agree that this Waiver is limited and constitutes only a waiver of any defaults that occurred or are occurring prior to and including the date of this Agreement.

      2. New Entrade Note. Payee hereby agrees to accept a new promissory note of Payor (the "New Entrade Note") in substitution for the Original Note. The New Entrade Note shall be substantially in the form of the promissory note attached hereto as Exhibit C.

      3. Security for New Entrade Note. The Original Notes are currently secured by a first priority lien on 100% of the capital stock of Public Liquidation Systems, Inc. and Asset Liquidation Group, Inc., both Nevada corporations doing business as Nationwide Auction Systems ("Nationwide") as evidenced by that certain Pledge Agreement dated October 10, 2000, and amended on July 17, 2001, by and between Payor and Payee's predecessors-in-interest with respect to the Original Notes (the "Pledge Agreement"), the rights under which have been assigned to Payee. Payor and Payee agree to enter into such amendments with respect to the Related Documents as may be necessary to effectuate the purpose of this paragraph and this letter.

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      4. Entrade Warrant. Concurrently with the issuance of the New Entrade
Note, Payor will issue to Payee a 5-year warrant to purchase 500,000 shares of the common stock of Payor at an exercise price of $0.10 per share (the "Warrant"). Concurrently with the issuance of the Warrant, Entrade will issue to payee a letter (the "Registration Rights Letter"), which will evidence an obligation of Payor to register the shares issuable upon exercise of the Warrant, as well as any shares issuable upon the exercise of any other warrant of Payor held by Payee as of the date of this Agreement. The Registration Rights Letter shall be in substantially the form as Exhibit D hereto.

      5. Miscellaneous. This Agreement shall be construed in accordance with the State of California. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be amended or terminated except by a written agreement executed by Payor and Payee. Payor and Payee agree to execute any further assignments, transfers, consents and conveyances as reasonably may be necessary to carry out intentions of the parties pursuant to this Agreement. This Agreement may be executed in any number of counterparts, each of which counterparts once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement. Signatures transmitted by facsimile shall be considered authentic and binding. This Agreement represents the entire agreement of understanding between Payor and Payee with respect to the transactions contemplated herein and supercedes all prior representations, agreements, covenants and understandings, whether oral or written, relating to the subject matter of this Agreement.

      6. PAYOR AND PAYEE EACH CONSENT TO JURISDICTION IN THE STATE OF CALIFORNIA AND VENUE IN ANY FEDERAL OR STATE COURT IN THE COUNTY OF SAN DIEGO FOR SUCH PURPOSES AND THEY EACH WAIVE ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND ANY OBJECTION THAT SUCH COUNTY IS INCONVENIENT. PAYOR AND PAYEE EACH HEREBY EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND/OR THE TRANSACTIONS WHICH ARE THE SUBJECT OF THIS AGREEMENT.

                       [Signatures being on the next page]

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered at San Diego, California as of the date first above written.

PAYOR:                                       PAYEE:

ENTRADE INC.                                 JAMES CLAPP

By: __________________________               __________________________
    Peter R. Harvey, President

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                             EXHIBITS TO BE ATTACHED